ASSET PURCHASE AGREEMENT





                              BY AND AMONG

                            AGRIBIOTECH, INC.,

                            SCOTT SEED COMPANY,

            a wholly-owned Nevada subsidiary of AgriBioTech, Inc.,

                                as Buyer,

                                   and

                             L.G. SEEDS, INC.,

                                 as Seller









                            March 30, 1995


                              ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (the "Agreement") dated March 30, 1995 (hereinafter referred to as the "Signing Date" or the "Signing") by and among L.G. Seeds, Inc., a Delaware corporation (the "Seller"), Scott Seed Company, a Nevada corporation (the "Buyer") and AgriBioTech, Inc. ("ABT"), a Nevada corporation.

                                  W I T N E S S E T H:

     WHEREAS, the Buyer is a wholly-owned subsidiary of ABT;

     WHEREAS, the Seller has been engaged in the retail farm seed business in the States of Kentucky and Indiana under the name of and through its division, the "Scott Seed Company" (the "Division") and all combinations and forms thereof (the "Division's Business") which business shall cease as currently organized and be reconstituted as a new business of the Buyer; and

     WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase certain tangible and intangible assets associated with the Division's Business (the "Assets").

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and mutual covenants appearing in this Agreement, the parties hereto hereby agree as follows:

     Section 1. Sale and Purchase of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) effective as of the Effective Date (as hereinafter defined), the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire, accept and take possession of all of the Seller's right, title and interest in and to the following assets of the Seller (all of which are hereinafter sometimes referred to as the "Assets," which shall be defined as those assets set forth in Sections 1(a) through 1(m) as of the Effective Date adjusted for the deletions and additions thereto in the ordinary course of business for the period after the Effective Date through the Closing Date):

     (a) The Seller's marketable inventory which related to the Division's Business (the "Inventory"), as set forth on Schedule
1(a) attached hereto.

     (b) The Seller's real property which related to the Division's Business, including the land, buildings, leases and improvements thereto, as set forth on Schedule 1(b) attached hereto.

     (c)  The Seller's equipment which related to the Division's
Business, as set forth on Schedule 1(c) attached hereto.

     (d) The Seller's office furniture and fixtures which related to the Division's Business, as set forth on Schedule 1(d) attached hereto.

     (e) The Seller's automobiles, trucks and other vehicles which relate to the Division's Business, as set forth on Schedule 1(e) attached hereto.

     (f) The Seller's trade names which related to the Division's Business, as set forth on Schedule 1(f) attached hereto.

     (g)  The Seller's trademarks which related to the Division's
Business, if any, as set forth on Schedule 1(g) attached hereto.

     (h) The Division's Assets set forth in subsections (b) through (g) above are sometimes referred to herein as the "Fixed
Assets."

     (i) The Division's accounts receivable which relate to the Division's Business, as set forth on Schedule 1(i) attached hereto.

     (j) The customer list of the Seller which relates to the Division's Business (the "Customer List"), as set forth on Schedule 1(j) attached hereto.

     (k) The Seller's pre-paid assets which relate to the Division's Business, as set forth on Schedule 1(k) attached hereto.

     (l) The Seller's suspense items which relate to the Division's Business, as set forth on Schedule 1(l) attached hereto.

     (m) The Assets shall be conveyed free and clear of all liabilities, obligations, liens, security interests and encumbrances of any character whatsoever, excepting only those liabilities and obligations, if any, which are expressly to be assumed by the Buyer hereunder, including, but not limited to, the Assumed Agreements (the "Assumed Liabilities"), as set forth on
Schedule 1(m)(i) attached hereto. The Buyer hereby assumes Seller's industrial bond obligation (the "IRB") to the City of New Albany, Indiana as part of the Assumed Liabilities (as set forth on Schedule 1(m)(ii)), and the Purchase Price shall be adjusted as set forth in Section 2(A)(a) below. In the event that the IRB obligation cannot be assigned to Buyer, Buyer hereby agrees to make all payments on the IRB to Seller at the time the payments are due by Seller to the City of New Albany, Indiana, and, as described in
Section 2(b) below, Seller would then retain a first lien on the Real Property set forth in Section 1(b) above.

     In the event that the IRB is accelerated because of the change in ownership of the property, or for any other reason, Buyer hereby agrees to make all payments to Seller which Seller may then be obligated to make.

     Except for the Assumed Liabilities, Buyer shall not assume nor be responsible for any liabilities or obligations which relate in any way to the operation of the Division's Business prior to the Effective Date.

     Section 2.

     (A) Purchase Price. In full consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by the Seller to the Buyer and in reliance upon the representations and warranties made herein by the Seller and for other consideration set forth herein, the Buyer hereby agrees to pay to the Seller at the Signing a net purchase price (the "Purchase Price") One Million Four Hundred Eighty Two Thousand Four Hundred Eleven and 11/xx Dollars ($1,482,411.11) consisting of the following:

     (a) In full consideration for the Inventory of the Division as of February 28, 1995, the Buyer hereby agrees to pay to the Seller at the Signing a payment in cash equal to One Million, Two Hundred Eighty Five Thousand Eight Hundred Fifty Four and 02/100 ($1,285,854.02) dollars, as set forth on Schedule 2(a) attached hereto.

     (b)(i) In full consideration for the sale of the Fixed Assets, the Buyer hereby agrees to pay to the Seller at the Closing Four Hundred Seventy-Four Thousand Dollars ($474,000) payable by the issuance of 158,000 registered, freely-transferable shares of Common Stock of ABT (the "ABT Shares"), with an agreed upon value of $3.00 per share, the sale of such ABT Shares shall be made pursuant to the Lock-Up Agreement, in the form attached hereto as
Exhibit 12(h).

     (b)(ii) Buyer and ABT shall guarantee that the net cash received by Seller from the sale of the ABT Shares shall equal or exceed $474,000 (the "Price Guarantee") when the shares are sold in accordance with the terms of the Lock-Up Agreement. During the period commencing three months from the Closing and ending nine months (the "Termination Date") from the Closing (the "Lock-Up Period"), the Seller shall attempt to sell the ABT Shares and, in the event Seller does not receive at least $474,000 of Net Proceeds (as defined hereunder) from the sale of 158,000 shares of ABT Common Stock, the deficit, if any, shall be paid by ABT in cash in two equal quarterly payments 90 days and 120 days, respectively, from the earlier of (i) the Termination Date and (ii) the day the last of such ABT Shares are sold. For purposes of this Section 2(A)(b), the term "Net Proceeds" shall mean the proceeds received from the sale of ABT Shares, net of any brokerage or other sales commissions. During the Lock-Up Period, the Seller may not sell more than 3,500 shares per day and no more than 7,000 shares per week. In the event that Seller is unable to publicly sell the shares during the Lock-Up Period, it shall use its best efforts to privately sell the shares, with Buyer and ABT otherwise remaining liable on the Price Guarantee. Any Net Proceeds in excess of $474,000 from the sale of the ABT Shares shall be retained by the Seller. In the event that Seller materially breaches any term or condition of the Lock-Up Agreement, including, but not limited to, when and how many Shares it may sell, the Price Guarantee is forfeited in its entirety; ABT shall not owe Seller any monies on the Price Guarantee and Seller hereby agrees to remit to Buyer upon demand all Net Proceeds in excess of $474,00 received by Seller.

     (b)(iii) ABT reserves the right to waive the lock-up limitations and/or resale limitations set forth in the Lock-Up Agreement, in whole or in part. In such event, Seller agrees to use its best efforts to sell its ABT Shares as rapidly as possible, in accordance with those limitations and restrictions, as waived or modified. In the event that the Seller elects not to sell any of the 158,000 shares during the Lock-Up Period, when permitted to sell, then the above-stated Price Guarantee of ABT is forfeited by Seller only concerning those shares. In the event that ABT elects any such waiver and so notifies Seller in writing that it may sell a specified number of shares for a specified time period and Seller does not sell any or all of such shares which it is permitted to sell, then the above-stated Price Guarantee of ABT is forfeited by Seller only concerning those shares.

     (b)(iv) Until such time as the Seller has received the net proceeds of $474,000 from the sale of the Shares and the IRB obligation assumed by the Buyer has been satisfied, the Seller shall have a first lien on the Seller's real property included in
Section 1(b) above.

     (c) In full consideration for the Accounts Receivable of the Division as of February 28, 1995, the Buyer hereby agrees to pay to the Seller at the Signing a payment in cash equal to One Million
Thirty Six Thousand Nine Hundred Thirty Eight and 45/100
($1,036,938.45) dollars.

     Seller hereby confirms Buyer's ownership of and sole right and authority to collect for its own account all accounts and accounts receivable transferred to it under this subsection, to endorse the name of Seller, without recourse to Seller, any checks or other instruments received on account of such accounts and accounts receivable and to give notice, in Buyer's name, to the various customers and others owing monies to the Buyer in respect of any accounts and accounts receivable, advising such customers and others, among other things, that they should make payment of the foregoing directly to the Buyer. Seller shall transfer or deliver to Buyer from time to time, promptly upon receipt thereof by Seller, all cash or other property due Buyer that Seller may receive in respect of any accounts or accounts receivable transferred to Buyer as contemplated by this Agreement, or as otherwise due to Buyer.

     (d)  The Buyer shall assume the accounts payable of Six
Hundred Eighty Thousand Two Hundred Fifty Eight and 49/100
($680,258.49) dollars as of February 28, 1995, which related to the Division's Business, as set forth on Schedule 2(d) attached hereto, effective at Signing (the "Accounts Payable").

     (e) In full consideration for the prepaid assets and the suspense items listed on Schedules 1(k) and 1(1), respectively, Buyer hereby agrees to pay to Seller at the Signing a payment in cash of Twenty Five Thousand Six Hundred Forth Three Dollars ($25,643.00).

     (f) In addition to the purchase and sale of the Assets as described above, at the Signing, the Seller and J.C. Gouache hereby agree to (i) sell to the Buyer the Customer List and the goodwill which relates to the Division's Business and (ii) enter into five-year non-competition agreement(s) with the Buyer in the form annexed hereto as Exhibit 2(f) as more fully described in Section 11(k) below, for the sum of $10.00 payable in cash at the Signing.

     (g) The aggregate $2,348,445.47 owed to the Seller pursuant to Subsections (a), (c) and (e) above shall be reduced by: (i) $680,258.49 the amount of the Accounts Payable, pursuant to subsection (d) above; (ii) $71,098.46 the aggregate amount of the IRB obligation (principal and interest) to the City of New Albany, Indiana included in the Assumed Liabilities; (iii) Assumed Liabilities in the amount of Seventy Nine Thousand Four Hundred Eighty Five and 72/100 ($79,485.72) set forth on Schedule 1(j) attached hereto; (iv) Assumed tax liabilities in the amount of Twenty Five Thousand One Hundred Eighty One and 69/100 ($25,181.69), set forth on Schedule 1(m) attached hereto; (v) a lease loss proration of Ten Thousand ($10,000) dollars; and (vi) by any adjustments described in the second paragraph of subsection (h) below. The net cash payment to Seller from Buyer at Signing shall be $1,482,411.11.

     (h) The parties hereto agree that the purchase and sale of the Assets and the assumption of the Assumed Liabilities, shall be accounted for as if such transactions had occurred as of the close of business on February 28, 1995 (the "Effective Date"), regardless of when the Closing in fact occurs. The Buyer shall realize any operation profit or loss from the operation of the Business after the Effective Date. Accordingly, the Seller agrees to consult ABT on any material issues or contracts which relate to a period of time beyond March 1, 1995. Furthermore, the Seller agrees not to enter into any new capital obligations or capital expenditures which relate to the Division's Business prior to the Closing.

     Notwithstanding the foregoing, the cash portion of the Purchase Price due to Seller at the Signing pursuant to Subsections 2(a), (c) and (e) above, as reduced pursuant to Subsection 2(g) above, shall be adjusted at Closing (as hereinafter defined) as follows: Seller will pay Buyer for March business according to the following formula: Accounts Receivable collected during March less Accounts Payable paid in March less agreed upon March operating expenses paid by Seller. If such formula results in a negative dollar amount, then Buyer will pay such amount to Seller.

     (B) Escrow. Upon the execution of this Agreement, Buyer shall deliver to the Seller's counsel, Shook, Hardy & Bacon P.C., with offices at One Kansas City Place, 1200 Main Street, Kansas City, MO 64105, the Escrow Agent hereunder, a portion of the cash payment of the Purchase Price payable to Seller pursuant to Section 2A(g) hereunder, in the amount of two hundred thousand ($200,000) dollars (the "Escrow Funds"). Upon the satisfaction of the conditions provided for in Sections 11, 12 and 13 below and the Closing occurring, the Escrow Funds shall be released from escrow to the Seller in accordance with the terms and conditions of the Escrow Agreement, in the form attached hereto as Exhibit 2(B). In the event that this Agreement is terminated and the Closing does not occur, the Escrow Funds shall be returned to Buyer without setoff or deduction in accordance with the terms and conditions of the Escrow Agreement.

     Section 3. Excluded Assets. Seller shall retain ownership of all of the assets of the Division's Business, except for those assets transferred to Buyer pursuant to this Agreement, including, but not limited to, the corporate records (but not the business records) of the Division relating to the Division's Business, those assets more specifically listed on Schedule 3(a) attached hereto, the goodwill of the Division's Business, all trade names and trademarks not specifically listed on Schedules 1(f) and 1(g), respectively, attached hereto (the "Excluded Assets").

     Section 4. Non-Assumption of Liabilities. It is understood and agreed by the parties hereto that the Assets will be sold, conveyed, transferred and assigned to the Buyer at the Closing free and clear of all liens, charges and encumbrances whatsoever, and it is further understood and agreed by the parties hereto that the Buyer does not assume, accept or undertake any obligations, commitments, duties, debts or liabilities of any kind whatsoever (the "Obligations"), except for the Obligations assumed by Buyer pursuant to this Agreement.

     Section 5. Closing. The closing of the sale and purchase of the Assets provided for in Section 1 of this Agreement (the "Closing") shall take place at the offices of counsel to the Seller, Shook, Hardy & Bacon P.C., One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105-2118, on the __th day of April 1995, or such other time and place as the parties may agree. The day on which the Closing occurs is sometimes hereinafter referred to as the "Closing Date."

     Section 6. Representations and Warranties of the Seller. The Seller warrants and represents to the Buyer and ABT as follows:

     (a) Title. Except as set forth in Schedule 6(a) of this Agreement, the Seller owns, and at Closing shall have, good, valid and marketable title to the Assets and full right to transfer title to the Assets free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever.

     (b) Capacity; Organization; Standing. The Seller has full capacity to enter into and perform under this Agreement, and all other agreements to be entered into in connection with the transactions contemplated hereby, (the "Other Agreements") and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required. This Agreement has been, and each of the Other Agreements executed hereunder will at the Closing, be duly authorized, executed and delivered by the Seller. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Seller requires such qualification. The Seller has all necessary licenses and authority to operate its business as now being conducted in the States of Indiana and Kentucky.

     (c) Legal Proceedings. Except as set forth in Schedule 6(c) of this Agreement, the Seller is not a party to any pending litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Assets and, to the Seller's best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets is threatened.

     (d) Trade Names and Trademarks, etc. With respect to the Division's Business, the Seller owns the trade names and trademarks as set forth on Schedules 1(f) and 1(g). The Seller has not granted, and will not grant prior to the Closing, licenses or other rights to use such trade names and trademarks. Except as disclosed in Schedules 1(f) and 1(g), no other trade names or trademarks are owned or used by the Division in relation to the Division's Business. To The Seller's best knowledge and belief, the operation of the Division's Business does not infringe on the trade names, trademarks or any other intellectual property rights of any third party. No claim has been made that there is any such infringement.

To the Seller's best knowledge and belief, no trade name or trademarks of any person infringes the trade names or trademarks which relate to the Division's Business.

     (e) Description of Material Contracts. Schedule 6(e) contains a complete and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings (the "Assigned Agreements") which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral, which related to the Division's Business and that the Seller is a party or by which it or any of its properties are bound as of the date hereof. The Assigned Agreements constitute all of the material contracts, leases and other agreements related to the operation of the Division's Business. To the Seller's best knowledge and belief, all of the Assigned Agreements constitute valid and legally binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles, are in full force and effect and, except as otherwise specified in Schedule 6(e), are validly assignable to Buyer without the consent of any party so that, after the assignment thereof to Buyer pursuant hereto, Buyer will be entitled to the full benefits thereof. To the Seller's best knowledge and belief, there is not thereunder any existing default, or event which after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is unduly burdensome, onerous or materially adverse to the Assets or the Division's Business. Seller has not received any notice of termination of any Assigned Agreement. True and complete copies of all of the Assigned Agreements have been delivered to Buyer.

     To the Seller's best knowledge and belief, no agreement, contract commitment, obligation or undertaking listed on Schedule 6(e) to which the Seller is a party or by which any of its properties is bound, except as specifically set forth in Schedule 6(e), contains any provision which materially adversely affects or in the future may (so far as the Seller can now foresee) materially adversely affect the Assets.

     (f) Default; Violations of Restrictions. The Seller is not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding note, indenture, mortgage, contract or agreement to which it is bound, relating to the Assets. Except as declared in
Schedule 6(f), the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by; the Seller pursuant hereto, and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation or acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Seller, as such relates to the Assets, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Seller is a party or by which it may be bound, or require any consent, approval or notice under the laws of any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Assets.

     (g)  Court Orders and Decrees.  Except as set forth on
Schedule 6(g), the officers of Seller have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Assets.

     (h) Approvals and Authorizations. The Seller has obtained all necessary consents, approvals or authorizations in connection with the transactions contemplated hereby, which are required by law or otherwise in order to make this Agreement binding upon the Seller.

     (i) Governmental Licenses. Schedule 6(i) attached hereto contains a correct and complete list of all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are required in connection with Seller's execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect. Seller has not received any notice of any material violation with respect to any such consents, permits, licenses or other regulatory orders and which remain unabated. Except as set forth on Schedule 6(i), Seller, to its best knowledge, is in material compliance with all Laws and Environmental Laws now or hereafter applicable to the Division's Business, its properties or operations as presently conducted.

     (j) Hazardous Material and Nuisance. To The Seller's best knowledge and belief, except as disclosed on Schedule 6(j) attached hereto, there are no known claims or potential claims which may exist against the Seller relating to the Division's Business and/or the Assets, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Seller of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act "CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

     (k) Employee Benefit Plans. Except as disclosed on Schedule 6(k) attached hereto, there is not now nor, since Seller has owned the Division's Business, has there ever been any "Employee Benefit Plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension or other compensation plan, or any other plan or arrangement to benefit employees maintained or contributed to by the Seller or any person, firm or corporation (an "Affiliate") under "common control" (within the meaning of Section 401(b) of ERISA) with the Seller and in which any of the employees of the Seller or any Affiliate participates or is eligible to participate.

No funding deficiency exists or has existed with respect to any Employee Benefit Plan covering any present or former employee of the Seller or any Affiliate which may cause or result in a lien upon any of the Assets.

     (l) Absence of Certain Business Practices. Neither the Seller, nor to the best knowledge and belief of Seller, any officer, employee or agent of the Seller acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three(3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Division's Business (or assist the Seller in connection with any actual or proposed transaction) which (i) might subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Division, or (iii) if not continued in the future, might adversely affect the Assets, the Division's Business or its operations or prospects, or which might subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

     (m) Brokers. Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in an obligation of Buyer or ABT to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Agreement.

     (n) Financial Statements. Seller has delivered to Buyer during the process of Buyer's due diligence investigation copies of all financial statements requested by Buyer (hereinafter collectively called the "Division's Financial Statements") and which are attached hereto as Exhibit 6(n). The Division's unaudited Financial Statements were prepared by Management of the Seller in the ordinary course of business for periods through and including the month ending February 28, 1995 (the "Balance Sheet Date") and are complete and correct, have been prepared from the books and records of the Division and fairly present the financial condition of the Division as at their respective dates and the results of the Division's operations for the periods covered thereby, and are true and correct statements of the financial condition of the Division's Business at such Balance Sheet Date, and do not include or omit to state any fact which renders such Division's Financial Statements false or misleading.

     (o)  Absence of Undisclosed Liabilities and Conditions.
Except as and to the extent reflected or reserved against on the face of the Division's Financial Statements, or as set forth on
Schedule 6(o) attached hereto, as of the Closing Date, the Division, to Seller's best knowledge and belief, had no material debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Division's income, or its period prior to the Closing or any other material debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable. The Division's Financial Statements do not include any assets or liabilities of any entity other than the Division's Business nor any expense of any entity other than the Division's Business. Seller does not know of any currently existing facts that materially adversely affect or are likely in the future to materially adversely affect the Assets.

     (p) Compliance with Laws. Except as disclosed on Schedule 6(p), the operations and activities of the Division concerning the Assets have previously and continue to comply in all material respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. To the best of Seller's knowledge and belief, neither the ownership nor use of the Assets nor the conduct of the Division's Business as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, except with respect to the IRB, will violate, conflict with or result in a default, rights to accelerate or loss of rights under, any terms or provisions of its Certificate of Incorporation or Bylaws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding (hereinafter collectively referred to as "Liens"), or Laws to which Seller is a party or by which it or the Assets may be bound or affected. Seller has received no notice of communication from any third party asserting a failure to comply with any Laws, nor has Seller received any notice that any authority or third party intends to seek enforcement against Seller to compel compliance with any such Laws.

     (q) Taxes. To Seller's best knowledge, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by Seller in connection with Division's Business, and all Interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by Seller with respect to employee's withholding taxes have been duly made. Seller has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and, to its best knowledge, has no tax deficiency or claim outstanding, proposed or assessed against it. Except for amounts accrued, but not payable which are assumed by Buyer, as of the Effective Date, (i) Seller is not liable for the payment of any taxes relating to the Assets or the operation of the Division's Business, and (ii) Buyer shall have no liability for any taxes related to the ownership or operation of the Assets or the Division's Business prior to the Effective Date. Seller does not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales, use, franchise, value-added, employees' income withholding, and social security taxes imposed by the United States or by any foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on Buyer, the Assets, or the Division's Business, or result in the imposition of a tax lien upon any of the Assets.

     (r) Absence of Changes or Events. Without limiting the foregoing, since the Balance Sheet Date and through the Signing Date, to the best of Seller's knowledge and belief, there has been no material adverse change in the Division's Business. Except as set forth in Schedule 6(r) attached hereto, since the Balance Sheet Date, Seller has conducted its business only in the ordinary course and, to the best of its knowledge, has not:

          [i] Incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities materially and adversely affects the Assets or the Division's Business;

          [ii] Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

          [iii] Except for the sale of Inventory and the collection of Accounts Receivable, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the Assets;

         [iv] Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the Assets or Division's Business;

          [v] Made any change in its pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

          [vi] Suffered any change, event or condition which, has had or may have a materially adverse effect on the Assets, Division's Business or the operations or prospects thereof;

          [vii] Entered into any transaction, contract or commitment other than in the ordinary course of business; or

          [viii] Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Division, the Assets or the Division's
Business (except collection actions on Seller's accounts receivable).

     (s) Real Property. Schedule 1(b) sets forth a true and complete list of all real property used in connection with the Division's Business and all interests therein of Seller including, but not limited to, all fees, leaseholds, liens, licenses, easements and rights of way. Seller has all easements, rights of way, licenses and rights of ingress, egress and for utilities and services and other rights of any nature necessary for all operations presently conducted by it. To the best of Seller's knowledge and belief, and except to the extent of the Permitted Encumbrances or as set forth in any other schedule hereto, there are no existing claims or disputes with persons owning or occupying land adjoining or near any of the Real Property regarding the location of boundary lines or encroachments. Seller has received no notice or communication with respect to any pending or threatened change of any zoning, land use, environmental or other law or regulation affecting the Real Property, nor has Seller received any notice of any pending or threatened condemnation of such property.

     (t) Inventories. All Inventory consists of items purchased in the ordinary course of the Division's Business. All Inventory has been fully paid for or accrued by Seller, except as set forth on Schedule 1(a) attached hereto.

     (u) Labor Relations. The Seller in connection with the Division's Business is not (i) a party to any collective bargaining agreement relating to any of the employees and has not recognized and is not required to recognize and has not received a demand for recognition by any collective bargaining representative, (ii) a party to any contract with and had no liability to, any of its employees, agents, consultants, officers, sales representatives, distributors or dealers that is not cancelable by Seller without penalty on not more than thirty (30) days' prior notice, except as set forth on Schedule 6(v) attached hereto, (iii) subject to any strike or work stoppage in effect or threatened against the Division's Business nor has any strike or work stoppage been organized by any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or instrumentality.

     (v) Customer Lists. All agreements, arrangements or commitments with or respecting any customer of the Seller to which the Seller, in connection with the Division's Business, is a party or is bound have been described in Schedule 1(j) attached hereto except for those not involving a consideration less than $100 per annum.

     (w) Schedules. The Seller has delivered to the Buyer complete and correct schedules, in form and substance reasonably acceptable to the Buyer, as of the date of this Agreement, and complete and correct copies of the documents and other material from which such schedules were complied.

     (x) Accuracy. No representation, warranty, covenant or statement by the Seller in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

     Section 7.  Representations and Warranties of the Buyer and
ABT. Each of the Buyer and ABT, jointly and severally, warrants and represents to the Seller as follows:

     (a) Capacity. The Buyer and ABT have full right, power and capacity to execute, deliver and perform their respective obligations under this Agreement and the other documents required to be executed by; the Buyer or ABT in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the certificate of incorporation or by-laws of the Buyer or ABT or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer or ABT is a party or by which they are bound.

     (b)  Organization.

          (i) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary and will be duly qualified and in good standing in the States of Indiana and Kentucky prior to the Closing Date.

          (ii) ABT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. ABT is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

     (c) Consents and Approvals. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's and ABT's execution, delivery or performance of this Agreement. The Buyer and ABT shall execute, deliver and perform its obligations under this Agreement and no consent or other approval or any other party is required to be obtained by the Buyer or ABT in connection with the transactions contemplated hereby.

     (d) Capitalization. The ABT Common Stock to be issued at Closing to the Seller pursuant to Section 1(b) above will, when issued, be duly authorized, validly issued, fully paid and non-assessable and registered with the Securities and Exchange Commission. The authorized capital stock of ABT consists of 10,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares have been issued or are outstanding as of the date hereof and of 30,000,000 shares of Common Stock, $.001 par value per share, of which 7,138,000 have been issued or are outstanding as of March 28, 1995. There are 122,000 Class A Warrants outstanding Common Stock, 1,600,000 Class B Warrants outstanding and 2,200,000 Class C warrants to purchase 122,000, 1,600,000 and 2,200,000 shares of Common Stock, respectively.

     (e) Legal Proceedings. Neither ABT nor the Buyer is a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material and adverse change in the financial condition, business or properties of the Buyer or ABT and to the best of their respective knowledge no such litigation, arbitration, proceeding or investigation is threatened.

     (f) Misrepresentations and Omissions. No representation, warranty, covenant or statement by the Buyer or ABT in this Agreement, any Exhibit attached hereto, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Seller pursuant hereto (including the Schedules, if any, provided for in this Section 7 and Exhibits thereto), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

     (g) Binding Obligation. This Agreement, and any other agreement required to be delivered by Buyer or ABT pursuant to this Agreement, has been duly executed and delivered by the Buyer and ABT and constitutes the legal, valid and binding obligation of the Buyer and ABT, enforceable against the Buyer and ABT in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and ABT and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

     (h) Financial Statements. ABT has delivered to Seller a copy of its most recent Form 10-KSB, as amended, and Form 10-QSB filed by ABT with the Securities and Exchange Commission (collectively, the "ABT Financial Statement"), which fairly present the consolidated financial condition of ABT as of September 30, 1994 and December 31, 1994, respectively. Except as disclosed on
Schedule 7(h), Buyer has no material debts, liabilities or obligations of any nature whatsoever relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the date of the ABT Financial Statement, whether or not then known, due or payable. To the best of the knowledge and belief of Buyer and ABT, there has been no material adverse change in financial condition of ABT since the ABT Financial Statement.

     (i) Brokers; Finders. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or ABT or any firm or corporation affiliated with the Buyer or ABT or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Seller or any entity affiliated with the Seller in connection with any of the transactions contemplated hereby.

     (j) ABT Shares. The ABT Shares, when held by the Seller pursuant to Section 2(A)(b) above, shall be: (i) validly issued, fully paid and non-assessable; (ii) validly and irrevocably transferred to Seller by the previous beneficial owner thereof for full and valid consideration; (iii) except for the restrictions on transfer expressly provided for in the Lock-Up Agreement, fully transferable without restriction or limitation, including, but not limited to, without restriction pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933 (the "Act") or any other rules promulgated under the Act; (iv) the transfer of the ABT Shares to the Seller pursuant to Section 2(A(b) of the Agreement and the resale of the ABT Shares by the Seller in the manner contemplated by the Agreement and the Lock-Up Agreement shall be exempt from the registration requirements of the Act and any applicable state securities laws; and (v) ABT will continue to use its best efforts to have its ABT Common Stock qualified for trading on the Nasdaq SmallCap Market.

     (k) Section 13(d) Filing. The ABT Shares issued to Seller pursuant to Section 2(b) of this Agreement constitute less than five percent (5%) of the issued and outstanding shares of ABT
Common Stock.

     (l) Hart-Scott-Rodino Filing. With respect to the consummation of the transactions contemplated by this Agreement, no filing is required to be made with the Federal Trade Commission or the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 8.  Survival of Representations and Warranties;
Indemnification.

     (a) Survival of Representations and Warranties. All representations and warranties made by the Seller or the Buyer and ABT in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the first anniversary of the Closing Date (the "Survival Date").

     (b) Indemnity on Outstanding Obligations. The Seller hereby agrees to indemnify, defend and hold harmless the Buyer and ABT from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel ) ("Claims") arising out of or relating to claims made prior to the Survival Date, in the event that it is determined after the date hereof that claims arise out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 6 made by the Seller; (ii) the non-performance by the Seller in any material respect of any covenant, agreement or obligation to be performed by the Seller under this Agreement (except for any such covenant, agreement or obligation which survives the Closing); or (iii) Seller and Buyer hereby waive compliance with the provisions of applicable bulk transfer laws, if any, in connection with the sale of the Assets to Buyer. With regard to all Assumed Liabilities set forth on
Schedule 1(m), Seller agrees to (i) bear all costs and expenses associated with any and all claims, losses, liabilities, costs and expenses that Seller or Buyer may incur as a consequence of any such laws and (ii) indemnify Buyer and hold Buyer harmless against any financial liability incurred by Buyer arising out of or relating to any such matter. Buyer shall give Seller prompt written notice of any claims of which it is aware made against the Assets under any applicable bulk transfer law, and shall not settle any such claim without Seller's written consent.

     The Buyer and ABT, jointly and severally, hereby agree to indemnify, defend and hold harmless the Seller from and against all Claims arising out or relating to claims made prior to the Survival Date, in the event it is determined after the date hereof that claims arise out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in
Section 7 made by the Buyer or ABT, (ii) the non-performance by the Buyer or ABT in any material respect of any covenant, agreement or obligation to be performed by the Buyer or ABT under this Agreement (except for any such covenant, agreement or obligation which survives the Closing), or (iii) any and all liabilities and obligations relating to the Division's Business that accrue, arise or are based upon events occurring after the Effective Date.

     Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 20 days after the Indemnitee has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

     If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at its expense and through counsel of its own choosing if the Indemnitor gives written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice of Claim.

     Notwithstanding anything to the contrary contained herein, (i) if there is a reasonable probability that the Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle the Claim; PROVIDED, HOWEVER, in such event, if the Indemnitee shall compromise or settle such Claim without the approval of the Indemnitor, the Indemnitor shall not be bound by such compromise or settlement, and (ii) the Indemnitor shall not, without the Indemnitee's written consent, settle or compromise the Claim or consent to entry of any judgment that does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnitee from all liability in respect of the Claim.

     Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification, pursuant to this Section 8, by any of the parties hereto shall be asserted or claimed except to the extent of damages exceeding, in the aggregate, the sum of $15,000. Seller's liability to Buyer and ABT pursuant to this
Section 8, shall not exceed the Purchase Price calculated pursuant to Section 2.

     Section 9. Covenants of the Seller. The Seller hereby covenants and agrees:

     (a) Further Assurances. The Seller hereby agrees that from time to time at the reasonable request of the Buyer or ABT, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Buyer or ABT may reasonably requires to convey, assign, transfer and deliver the Assets and otherwise to carry out the terms of this Agreement.

     (b) Access to Information. Subsequent to the date hereof and prior to the Closing Date, the Seller will continue to give to the Buyer, ABT, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Seller relating to the Assets so that the Buyer and ABT may have full opportunity to make such investigation as it shall desire. No information or knowledge obtained either independently or as a result of investigation of the Seller shall diminish or otherwise affect the representations and warranties of the Seller, In the event that this transaction is not completed for any reason, the Buyer, ABT and their representatives agree to keep confidential and not disclose any matters relating to the Division's Business.

     (c) The Seller shall execute and deliver all instruments and documents required under Section 11 as a condition precedent to the Closing under Section 11 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions countersigned hereby.

     (d) From the date of this Agreement to the Signing Date, except as expressly disclosed in the Schedules to this Agreement, Seller shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

     Section 10. Covenants of Buyer and ABT. The Buyer and ABT hereby covenant and warrant as follows:

     (a) Noninterference. The Buyer and ABT shall not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 7 of this Agreement, or (ii) would interfere with the Buyer's or ABT's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

     (b) Closing Documents. The Buyer and ABT shall execute and deliver all instruments and documents required under Section 12 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

     (c) Payment of Sales and Personal Property Taxes. The Buyer will pay all taxes (exclusive of Seller's income taxes) payable in connection with the sale, assignments, transfers, conveyances and deliveries hereunder including all applicable sales tax with respect to the sale of the Assets exclusive of income taxes of the Seller, Notwithstanding the foregoing, in the event that any of the Assets are deemed to be tangible assets by any federal, state, local or other taxing authority for which sales taxes are required to be paid, then and only then shall the Buyer and the Seller each pay one-half of all such sales taxes due.

     (d) Access. Buyer agrees to preserve and provide Seller and its representatives with access to all such business records that are provided by Seller to Buyer in connection with this transaction at all times for all reasonable purposes for a period of seven (7) years following the closing.

     (e) Section 13(d) Filing. For so long as Seller continues to hold ABT Shares pursuant to the Lock-Up Agreement, such ABT Shares shall constitute less than five percent (5%) of the issued and outstanding shares of ABT Common Stock.

     (f)  Employment.

          (A) All employees of the Division employed in connection with the Division's Business will be terminated effective as of the Signing Date. Seller shall pay all such employees, on or before five (5) business days after the Signing Date, all compensation earned by them through the Signing Date, and Buyer shall reimburse Seller for such payments pursuant to the last paragraph of Section 2(A). Buyer agrees to use its best efforts to hire all such employees terminated by Seller. Buyer shall allow all continuing employees to take their respective accrued vacation leaves. No severance pay will be due or owing to any employee. Seller agrees to use its best efforts to assist Buyer in hiring any of such employees as Buyer determines in its sole discretion.

          (B) (i) Buyer agrees to provide a medical insurance plan for Division employees who continue to work for Buyer to be effective as of the Closing Date of this Agreement and will make a good faith effort for that plan to be without a pre-existing condition provision.

               (ii) Seller shall be responsible for all covered health benefit services provided to Division employees through February 28, 1995. Buyer agrees to reimburse Seller for the net expense of medical benefit coverage provided to Division employees after February 28, 1995 through March 31, 1995.

               (iii) In the event Buyer needs additional time to establish a medical insurance plan without a pre-existing condition provision which both Buyer and Seller agree is in everyone's best interest, Seller agrees to continue to provide medical benefits to Division employees under Seller's medical insurance plan through April 10, 1995, and Buyer agrees to reimburse Seller for the expense of any medical benefit services provided to Division employees during this extended period.

               (iv) Seller will not continue life insurance or long term disability insurance after the Closing Date, but Buyer agrees to reimburse Seller for such costs from March 1, 1995 through the Closing Date pursuant to the last paragraph of Section 2(A) of this Agreement.

     Section 11. Conditions Precedent to the Buyer's Obligations. The obligations of the Buyer under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Buyer):

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Seller contained in this Agreement or the Schedules hereto and all such representations and warranties shall be true at all times on or before the Closing as if given at such time, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Snow Becker Krauss P.C., counsel for the Buyer.

     (c) The Buyer shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

     (d) The Buyer shall have received a certificate dated the date of the Signing and signed by the Seller, certifying that there has been no material adverse change in the Assets.

     (e) The Seller shall have obtained and delivered to the Buyer any required consents or approvals of any other third parties whose consent is required to the transactions contemplated hereunder.

     (f) The Buyer shall have received a written opinion of counsel for the Seller dated as of the Closing Date, in the form of
Exhibit 11(f) hereto.

     (g) The Buyer shall have received a bill of sale or bills of sale and documentation and such other good and sufficient instruments of transfer and conveyance as, in the reasonable opinion of counsel to Buyer, shall be effective to vest in the Buyer good and valid title to the Assets, as herein provided.

     (h) The Buyer shall have received the Assets sold to Buyer hereunder as described in Section 1 hereof.

     (i) The Buyer shall have received Certified resolutions of the Seller's Board of Directors authorizing the transactions contemplated by this Agreement.

     (j) The Buyer shall have received at the Closing a satisfactory title opinion, or title insurance with regard to the real property interests transferred to Buyer.

     (k)  The Buyer shall have received from the Seller pursuant to
Section 2(e) above, agreements in the form of Exhibit 2(e) attached hereto, whereby the Seller and certain of its executive officers listed on Schedule 2(e) attached hereto agree, for a period of five years from the Closing Date, not to compete with the Buyer or ABT in selling any products to current customers of the Division's Business as existing on the Closing Date. Such agreement shall be reasonably satisfactory in form and substance to counsel for the Buyer.

     The Non-Competition Agreement shall not prohibit Seller from continuing or expanding to sell its separate hybrid seed corn or soybean products to customers, including such customers who are customers of Division's Business as existing on the Closing Date.

     (l) The Buyer shall have completed its due diligence review to its satisfaction and, among other things; (i) determined that a satisfactory percentage of customers of Division's Business will continue to do business with Buyer following the Signing; and (ii) agreed with Seller upon a value of all Assets.

     (m) The Buyer shall have received and reviewed the copy of the last environmental audit performed on Division's Business attached hereto as Exhibit 11(m), which does not include any adverse information which would have a materially adverse effect on the Assets.

     (n) The Buyer shall have received assumption and assignment agreements for each agreement as set forth on Schedule 11(0) attached hereto, requiring such agreement to be executed in order to be assigned and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to buyer, as shall be effective to vest in Buyer good and marketable to the Assets to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto.

     (o) All persons mutually agreed to between Seller and Buyer shall have entered into employment agreements with Buyer.

     (p) The Seller shall have entered into a Lock-Up Agreement with Buyer and ABT in the form of Exhibit 12(h) attached hereto, providing for the orderly liquidation of the 158,000 ABT Shares issued as part of the Purchase Price.

     (q)  Since the Balance Sheet Date and through the Signing
Date, there shall not have occurred any material change in the Assets or the condition (financial or otherwise) of the Division's Business, its properties or prospects.

     (r) The Buyer shall have received all contracts, customer files and business records relating to the Assets, but excluding, lists, corporate records and any other Excluded Assets.

     (s) The Buyer shall have received all documents required to be delivered to Buyer under any other provision of this Agreement.

     (t) The Buyer shall have received a Certificate of Incumbency identifying the officers and directors of the Seller immediately before closing.

     Section 12.  Conditions Precedent to the Seller's Obligations.

The obligations of the Seller under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Seller):

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Buyer or ABT contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Buyer and ABT shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Shook, Hardy & Bacon P.C., counsel for the Seller.

     (c) The Seller shall have received a certificate dated the date of the Closing and signed by the Buyer and ABT, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

     (d) The Seller shall have received a written opinion of counsel for the Buyer and ABT, dated as of the date of Closing, in the form of Exhibit 12(d) attached hereto.

     (e) At the Signing, the Seller shall have received a certified or bank cashier's check, payable to the order of the Seller in the amount of the Cash portion of the Purchase Price as set forth in Section 2(A) above, of $1,482,411.11 subject to adjustment as set forth on Schedule 2(A)(h) attached hereto.

     (f)  The Seller shall have received certificates evidencing
158,000 shares of registered Common Stock of ABT registered in such names and denominations designated by Seller, issued as part of the Purchase Price pursuant to Section 2(b) above.

     (g) The Seller shall have received copies of the minutes and resolutions of the Board of Directors of the Buyer and ABT showing the authorization and approval by such Boards of the execution and delivery by the Buyer and ABT to the Seller of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer and ABT under this Agreement and such other instruments and agreements, certified as of a recent date by each Secretary or another officer of the Buyer and ABT.

     (h) Seller shall have received a certificate of incumbency identifying the officers and directors of the Buyer and ABT immediately before Closing.

     (i) Seller shall have received an officer's certificate of Buyer and ABT evidencing its authority to execute this Agreement and to consummate the transactions contemplated hereby.

     (j) Seller shall have received evidence that Buyer has obtained health insurance coverage for any employees of Seller who continue to work for Buyer following the Closing Date.

     (k) Seller shall have received all documents required to be delivered to Seller under any other provision of this Agreement.

     Section 13.  Conditions Precedent to Obligations of Both
Seller and Buyer. The obligations of both the Seller and the Buyer to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) No Injunctions. No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

     (b) Due Diligence. Seller and Buyer shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

     (c) Consents. Any consent to the transaction considered by Seller or Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of Seller or Buyer, a material adverse effect on the financial condition of the other party, shall have been obtained.

     (d) Corporate Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Seller and Buyer and their counsel, and Seller and Buyer and their counsel shall have received all certified resolutions of the Boards of Directors of the Seller and the Buyer authorizing the transactions contemplated by this Agreement, and such other certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     Section 14. Subsequent Events. The Buyer will receive, at its own expense, audited financial statements, of the Division's Business ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants, for all periods required of ABT under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Seller hereby agrees to provide Buyer, ABT and their accountants with full and free access to the books and records of the Division's Business and to cooperate fully with all such representatives of Buyer so that the Audited Financial Statements may be prepared on a timely basis. The Audited Financial Statements shall have been prepared in accordance with generally accepted accounting principles applied consistently during the period covered thereto and in accordance with the Rules and present fairly the financial condition of the Division's Business in connection with the operation of the Division's Business on the date of such statements and the results of operations for the periods covered thereby, and will include all statements, schedules and information required by the Rules.

     Section 15. Termination. (A) This Agreement may be terminated at any time prior to the Closing Date:

     (a)  By mutual written consent of Seller and Buyer.

     (b) By Buyer or Seller if this transaction is not completed by April 15, 1995; provided, however, if one party is in compliance with the terms and conditions of this Agreement and is ready to close then that party will provide the other party with notice of its intent to close and provide such non-compliant party with ten days in order to close the transaction, unless extended by mutual agreement between Buyer and Seller.

     (c) By Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the other party from undertaking the transactions contemplated by this Agreement and such order, decree, ruling or other action shall not have been withdrawn by 30 days after the date on which such order, decree, ruling or other action was first issued or taken.

     (d) By Seller or Buyer if a proceeding in bankruptcy or reorganization of Buyer, ABT, or the Seller or the readjustment or any of its debts under the Bankruptcy Act, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by or against Buyer or the Seller.

     (e) By Buyer if Seller has materially breached any of its representations, warranties or covenants under this Agreement; or

     (f) By Seller if Buyer or ABT have materially breached any of their representations, warranties or comments under this Agreement; or

     (B)  In the event of termination of this Agreement, Sections
20, 21 and 27 of this Agreement shall survive any such termination.

     Section 16. Bulk Sale Act. The Seller agrees to comply with the Kentucky and Indiana Bulk Sales Acts or will indemnify and hold harmless the Buyer for any losses or expenses incurred by; the Buyer as a result of non-compliance with the Kentucky and Indiana Bulk Sales Acts.

     Section 17. Orderly Transfer. The Seller shall, and hereby agrees to, cooperate with the Buyer in all reasonable ways, at no direct or indirect cost to the Seller, in effecting any orderly transfer to the Buyer of the Assets to be acquired by the Buyer hereunder.

     Section 18. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

     Section 19. Entire Agreement. This instrument, including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written , made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

     Section 20.  Governing Law; Consent to Jurisdiction.  This
Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed wholly within such State, without regard to the conflicts of laws principles of such State.

     Section 21. Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     Section 22. Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

     Section 23.  Notices.

     (a) All notices, requests consents and demands by the parties hereunder shall be delivered by hand, or telecopier at the applicable telecopier numbers designated below (with confirmation received) by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

          (i)  if to the Seller to:

               L.G. Seeds, Inc.
               4001 North War Memorial Drive
               Suite 200
               Peoria, Illinois  61614
               Attention:  Mr. J.C. Gouache, President
               Telecopier No.:  (309) 681-0366


          with a copy to:

               Shook, Hardy & Bacon, P.C.
               One Kansas City Place
               1200 Main Street
               Kansas City, Missouri  64105-2118
               Attention:  William W. Mahood, Esq.
               Telecopier No.:  (816) 421-5547

         (ii)  if to the Buyer to:

               AgriBioTech, Inc.
               Quail Park West, Suite 25
               2700 Sunset Road
               Las Vegas, Nevada  89120
               Attention:  Johnny Thomas, President
               Telecopier No.:  (702) 798-8808

          with a copy to:

               Snow Becker Krauss P.C.
               605 Third Avenue
               New York, New York  10158
               Attention:  Elliot H. Lutzker, Esq.
               Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified in Section 23(a) by written notice to the other parties hereto.

     Section 24. Amendment; Non-Waivers. Any provisions of this Agreement may be amended, if and only if, such amendment is written and signed by each party to this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

     Section 25. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

     Section 26. Disclosure. From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in, any negotiations or discussions concerning the sale of the Assets with anyone other than the Buyer; or (ii) unless otherwise required by law, neither party shall make any public announcement without prior approval of the language of such announcement by the other, and in any event, prior to Closing, the identity of the Seller shall no be disclosed by Buyer.


     Section 27. Confidentiality. From and after the date of this Agreement until the Closing or the termination of this Agreement, the Buyer and its employees and representatives and the Seller and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party.

     Section 28. Miscellaneous. Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     Section 29. Headings. The headings contained herein are for reference purposes only and shall not affect the meaning of interpretation of this Agreement.

     Section 30. Counterparts. This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                              L.G. SEEDS, INC.  (SELLER)


                              By:  /s/  J.C. Gouache
                                   J.C. Gouache, President



                              SCOTT SEED COMPANY
                              (Nevada)


                              By:  /s/  Johnny R. Thomas
                                   Johnny R. Thomas, President



                              AGRIBIOTECH, INC.


                              By:  /s/  Johnny R. Thomas
                                   Johnny R. Thomas, President
                 SCHEDULES TO THE ASSET PURCHASE AGREEMENT
              AMONG L.G. SEEDS, INC., SCOTT SEED COMPANY AND
                            AGRIBIOTECH, INC.

SCHEDULE NO.                          DESCRIPTION

1(a)                     Seller's Inventory
1(b)                     Seller's real property
1(c)                     Seller's equipment
1(d)                     Seller's office furniture and fixtures
1(e)                     Seller's autos, trucks and other vehicles
1(f)                     Seller's trade names
1(g)                     Seller's trademarks
1(i)                     Seller's accounts receivable
1(j)                     Customer list
1(k)                     Pre-paid assets
1(l)                     Suspense items
1(m)(i)                  Assumed liabilities
1(m)(ii)                 Industrial bond obligation
2(a)                     Purchase price
2(d)                     Accounts payable
2(f)                     Signatories to non-competition agreement
2A(h)                    Adjusted purchase price
3(a)                     Excluded assets
6(a)                     Exceptions to title
6(c)                     Legal Proceedings
6(e)                     Material agreements, contracts,
                         commitments,
                         obligations and understandings
6(f)                     Violations of restrictions
6(g)                     Court orders and decrees
6(i)                     Governmental licenses, permits, etc.
6(j)                     Environmental claims
6(k)                     Employee Benefit Plan
6(o)                     Seller's Undisclosed Liabilities and
                         Conditions
6(p)                     Compliance with laws
6(r)                     Changes outside of ordinary course
6(u)                     Non-cancelable labor contracts

                   EXHIBITS TO THE ASSET PURCHASE AGREEMENT
                 AMONG L.G. SEEDS, INC., SCOTT SEED COMPANY AND
                               AGRIBIOTECH, INC.


EXHIBIT NO.                           DESCRIPTION

2(b)                     Form of Escrow Agreement

2(f)                     Form of Non-Competition Agreement

6(n)                     Management Financial Statements

11(f)                    Form of Seller's Counsel's Opinion Letter

11(m)                    Environmental Audit

12(d)                    Form of Buyer's Counsel's Opinion Letter

12(h)                    Form of Lock-Up Agreement